This Agreement is hereby entered into between Pure Play Music, Inc., with an address at 17524 Tam O'Shanter, Poway, CA 92064 and Chumby Industries, Inc. with an address at 12264 El Camino Real, Ste. 203, San Diego, CA, 92130.

Pure Play Music is the holder of rights to a copyrightable digital content ("Content"). Chumby Industries, Inc. ("chumby") owns and operates the means for the distribution of Content and wishes to offer users of Radio Free Chumby access to the Content. In consideration of the above and the promises set forth below, chumby and Pure Play Music hereby agree as follows:

1. Grant of Access

(a) Subject to the terms and conditions of this Agreement, Pure Play Music hereby grants chumby a nonexclusive, worldwide right to provide access to the Content under license to Pure Play Music , for use by Users of Radio Free Chumby.

(b) Editing. Chumby has the right to edit the Content as deemed appropriate for distribution.

(c) Permitted Use. Chumby shall not distribute the Content other than to Users of Radio Free Chumby, in their capacity as end users.

(d) Reservation of Rights. All rights and licenses to the Content not expressly granted herein are reserved entirely to Pure Play Music.

2. Pure Play Music Ownership

(a) As between chumby and Pure Play Music, all copyrights and other interests in the Content, in any and all forms, are exclusively owned by Pure Play Music.

(b) Chumby shall not infringe or violate any of Pure Play Music's rights in the Content.

3. Representations and Warranties

(a) Authority. Each party represents and warrants that it has the power and authority to enter into and perform this Agreement and to grant the rights granted herein.

(b) Non-Infringement. Pure Play Music warrants that the Content does not infringe any patent known to Pure Play Music, nor infringe or violate any copyright, trade secret or any other proprietary or other right of any third party. Chumby retains the right to immediately remove the Content broadcast on Radio Free Chumby upon receiving notice from Pure Play Music or a third party that the Content infringes or violates any copyright, trade secret or any other proprietary or other right of any third party.

4. Liability Limitations and Indemnification

(a) In no event shall chumby's total liability exceed the amount received by it pursuant to this agreement.

(b) EACH PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVER SERVES AS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.

5. Term and Termination

(a) Term The initial term of this Agreement shall be two years from the date Content was submitted to chumby. The Agreement shall renew automatically thereafter on a year to year basis for successive one year renewal terms, until and unless either party provides notice of non- renewal to the other party.

(b) Termination

(i) Either party may terminate this Agreement immediately upon notice.

(ii) Pure Play Music may terminate this Agreement at any time by submitting a written request to the chumby. Chumby agrees to remove Content within ten (10) business days of receipt of written notice.

6. Other

(a) Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts beyond its control, such as acts of God, acts of war, terrorism, epidemics, power outages, fire, earthquakes and other disasters.

(b) Severability. If any of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(c) Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California, excluding choice of law rules.

(d) Forum and Jurisdiction. Exclusive jurisdiction and venue for any and all actions or proceedings relating to this Agreement can be brought only in courts located within Middlesex County, Commonwealth of Massachusetts or binding arbitration at the option of the chumby. The parties hereby consent to such jurisdiction, agree to such venue and in the event of arbitration, agree to be bound by the decision of arbitrator.

(e) Headings. The headings in this Agreement are intended solely for convenience and shall be given no effect in the construction or interpretation of this Agreement.

(f) Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement, and merges and supersedes all prior verbal understandings, promises, agreements, arrangements, and representations between the parties. It may be changed only by a writing signed by both parties.

(g) Waiver. The waiver by either party of a breach of any provision by the other party will not operate or be interpreted as a waiver of any other or subsequent breach caused by the other party.

(h) Successors. This Agreement shall be binding upon, and inure to the benefit of, successors in interest to and permitted assigns of, chumby and Pure Play Music.

AGREED TO AND SIGNED by the duly authorized representatives of the Parties as of the date first set forth above.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

Chumby Industries, Inc.		Pure Play Music USA, Inc.	
[signature]	5/26/09	[signature]	5-27-09
Signed	Date	Signed	Date
CEO		CEO	
Title		Title	